EXHIBIT 5.1

MORSE, ZELNICK, ROSE & LANDER
A LIMITED LIABILITY PARTNERSHIP

405 PARK AVENUE
NEW YORK, NEW YORK 10022-4405
212 - 838 - 1177
FAX 212 - 838 - 9190

March 19, 2010

Vaughan Foods, Inc.
216 N.E. 12th Street
Moore, OK 73160

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel to Vaughan Foods, Inc., an Oklahoma corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “registration statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The registration statement covers the resale by the stockholders named therein of: (a) 6,660,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), of which 1,903,000 shares are issuable upon exercise of warrants; and (b) any additional shares of Common Stock that may be issued as a result of the anti-dilution provisions of the warrants.

          In this regard, we have reviewed the Company’s Articles of Incorporation, as amended, resolutions adopted by the Company’s Board of Directors, the Registration Statement, the exhibits to the Registration Statement and such other records, documents, statutes and decisions, as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that each share of Common Stock included in the Registration Statement has been duly and validly authorized for issuance and is now, or when issued upon exercise of or pursuant to the terms of the instruments that it underlies will be, legally issued, fully paid and non-assessable under Florida law.

          We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement and to the reference to our Firm in the related prospectus under the heading “Legal Matters.”. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Morse, Zelnick, Rose & Lander

Morse, Zelnick, Rose & Lander, LLP